CUSIP #  02520W 20 5                                   ___________________ UNITS
NO. U _____________________

                             SOMERSET HILLS BANCORP
             UNITS EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

     This Certificate certifies that, for value received, ______________________
________________________________________________________________________________
or registered assigns, is the registered holder of the number of units (the "Units") set forth above. Each Unit entitles the registered holder thereof to receive from Somerset Hills Bancorp, a New Jersey corporation with its principal office at 155 Morristown Road, Bernardsville, New Jersey 07924 (the "Corporation"), on and after the issuance date one (1) fully paid and nonassessable share of the common stock, no par value per share, of the Corporation (the "Common Stock"), and one (1) warrant to purchase one share of Common Stock pursuant to a Warrant Certificate (the "Warrant Certificate") and the Warrant Agreement (the "Warrant Agreement") dated _______, 2002 by and between the Corporation and Registrar and Transfer Company (the "Transfer Agent"), a copy of which may be obtained from the Corporation, by a written request from the registered holder hereof or which may be inspected by any registered holder or his or her agent at the principal office of the Corporation.

     After _________, or such earlier date as the Corporation may determine and upon surrender of this Unit Certificate, the Corporation shall issue and cause to be delivered to the registered holder of this Unit Certificate a certificate for the like number of shares of Common Stock and Warrant Certificates.

     The further provisions of this Unit Certificate set forth on the reverse hereof shall for all purposes have the same effect as if set forth fully at this place.

     This Unit Certificate is not valid unless countersigned by the Transfer Agent.

     IN WITNESS WHEREOF, Somerset Hills Bancorp has caused this Unit Certificate to be duly executed under its corporate seal.

     Countersigned:
     as Transfer Agent

     By: ______________________________________________
           Authorized Signature

     Dated: ___________________________________________

(SEAL)

                                       SOMERSET HILLS BANCORP

                                       By:  ____________________________________
                                             President

                                       By:   ___________________________________
                                             Secretary

                             SOMERSET HILLS BANCORP

     This Unit Certificate represents Common Stock and Warrant Certificates of the Corporation. The rights, powers, and privileges of the Common Stock are set forth in the Corporation's certificate of incorporation and bylaws copies of which may be obtained from the Corporation. The rights, powers, and privileges of the Warrant Certificates are set forth in the Warrant Agreement.

     Upon surrender of this Unit Certificate and similar Unit Certificates at the principal office of the Transfer Agent, by the registered holder hereof in person or by an attorney duly authorized in writing, such Unit Certificates may be transferred or exchanged for another Unit Certificate or Unit Certificates of like tenor, evidencing in the aggregate the number of Units evidenced by the Unit Certificates so surrendered and registered in the name or names as requested by the then registered owner thereof or by an attorney duly authorized in writing.

     Prior to the exercise of any Warrant Certificate represented hereby, the registered holder shall not be entitled to any rights of a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided in the Warrant Agreement.

     The Corporation and the Transfer Agent shall treat the registered holder as the absolute owner hereof and of each Unit represented hereby for all purposes and shall not be affected by any notice to the contrary.

     This Unit Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey.